Exhibit 18

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares without par value of Administradora de Fondos de Pensiones Provida S.A. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this September 4, 2015.

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MetLife, Inc.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Senior Vice President and Secretary

Inversiones MetLife Holdco Dos Limitada

By:	/s/ Randal W. Haase
Name: Randal W. Haase
Title: Authorized Representative

Inversiones MetLife Holdco Tres Limitada

By:	/s/ Randal W. Haase
Name: Randal W. Haase
Title: Authorized Representative

MetLife Chile Inversiones Limitada

By:	/s/ Randal W. Haase
Name: Randal W. Haase
Title: Authorized Representative